UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2014
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 8, 2014, Comstock Mining Inc. (the “Company”) announced a public offering of its common stock. On May 9, 2014, the Company announced that it entered into an underwriting agreement to sell 6,500,000 shares of the Company’s common stock (the “Shares”) at a public offering price of $1.59 per share. The Company also announced that it granted the underwriters a 30-day option to purchase up to an additional 975,000 shares of common stock to cover over-allotments. The Company closed the sale of 7,475,000 shares (including the Shares delivered pursuant to the underwriters' exercise of the over-allotment option) on May 14, 2014.

Copies of the Company’s press releases announcing the offering, the pricing of the offering and the closing of the offering of the Shares are attached to this report as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.

The opinion of McDonald Carano Wilson LLP regarding the validity of the Shares delivered at the closing is attached hereto as Exhibit 5.1.

The underwriting agreement between Comstock Mining Inc. and H.C. Wainwright & Co., LLC is attached hereto as Exhibit 1.1.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits.

1.1	Underwriting Agreement dated as of May 9, 2014, between Comstock Mining Inc. and H.C. Wainwright & Co., LLC, as representative of the several underwriters listed in Schedule I thereto.
5.1	Opinion of McDonald Carano Wilson LLP regarding the validity of the Shares.
99.1	Press release dated May 8, 2014 announcing the offering.
99.2	Press release dated May 9, 2014 announcing pricing of the offering.
99.3	Press release dated May 14, 2014 announcing closing of the offering.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.
Date: May 14, 2014	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Director

EXHIBIT INDEX

1.1	Underwriting Agreement dated as of May 9, 2014, between Comstock Mining Inc. and H.C. Wainwright & Co., LLC, as representative of the several underwriters listed in Schedule I thereto.
5.1	Opinion of McDonald Carano Wilson LLP regarding the validity of the Shares.
99.1	Press release dated May 8, 2014 announcing the offering.
99.2	Press release dated May 9, 2014 announcing pricing of the offering.
99.3	Press release dated May 14, 2014 announcing closing of the offering.